Exhibit 99.1

Canadian Pacific highlights why CP-KCS is the one transaction in the public interest and that the STB processes should reflect that fact

April 21, 2021 / Calgary

CP urges the STB to promptly confirm uniquely straightforward and beneficial transaction proceeding under the pre-2001 rules with no further voting trust approval required

400-plus customers and stakeholders put support behind CP-KCS combination

Today, Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) filed the following letter with the Surface Transportation Board:

The Honorable Cynthia T. Brown

Chief, Section of Administration, Office of Proceedings

Surface Transportation Board

395 E Street S.W.

Washington, DC 20423

Re:                Finance Docket No. 36500

Dear Ms. Brown:

I am writing on behalf of the Canadian Pacific Applicants.[1] As the Board is no doubt aware, Canadian National (CN) has made an unsolicited offer to acquire Kansas City Southern (KCS), and has asked the Board of Directors of Kansas City Southern to consider that offer. CN Press Release (Apr. 20, 2021). CN has informed KCS that its proposal “would require the same regulatory approvals as those required under the agreement with CP” and that CN would seek to “obtain[] such regulatory approvals on the same terms as in the merger agreement with CP, including through the use of the same voting trust arrangement.” Id.

Canadian Pacific believes that CN’s proposal is illusory and inferior to the proposed CP/KCS transaction, and that a CN/KCS transaction would be contrary to the public interest given its adverse impacts on competition and other serious concerns. Canadian Pacific respectfully suggests that the Board should see things the same way: the only combination involving KCS that is in the public interest is the one that Canadian Pacific has proposed, and which has already garnered support from over 400 shippers and other stakeholders.

A CN/KCS combination would reduce competitive options for countless shippers. When the Board approved the CN/IC transaction in 1998, it addressed some of these competitive issues and found, in that context, “that KCS and CN/IC will have every incentive to continue to compete aggressively for traffic where they are able to provide service alternatives, just as they have competed in the past.”[2] A CN/KCS combination would extinguish all of that competition. CN and KCS serve many dozens of shippers in common; they operate parallel lines between Baton Rouge and New Orleans that have in the past supported build-in/build-out competition, they both serve grain and other shippers in eastern Nebraska and western Iowa; they both reach the port of Mobile, Alabama; they both serve shippers in Springfield, Illinois; East St. Louis, Illinois; Jackson, Mississippi; and their lines are largely parallel throughout eastern Mississippi. Even more fundamentally, between the Upper Midwest and Gulf Coast – in corridors like Twin Cities to New Orleans – a CN/KCS combination would reduce the number of independent routing options from four to three.

A CN/KCS transaction would also destabilize the balance in the North American rail network that has prevented further consolidation of the six largest railroads for two decades. The CN/KCS transaction would eliminate CP’s friendly connection at Kansas City (converting a joint CP-KCS yard to a facility shared with CN). In the process, it would severely weaken (if not destroy) the viability of CP’s lines through southeastern Iowa and northern Missouri and leave CP an asymmetrically disadvantaged “odd-man-out” in a six-railroad North America. Completion of a CN acquisition of KCS would create tremendous strategic pressure for CP to find a way to expand its market reach through further consolidation.

As the Board has already seen, a CP/KCS transaction raises none of these concerns. Instead, it enhances competition, creating new and stronger competitive single-line options against existing UP, BNSF and CN single-line routes, as well as taking trucks off the highway. A prime example of the new competition that a CN acquisition of KCS would eliminate is the once-in-a-lifetime opportunity to provide grain shippers in the Upper Midwest (the Dakotas, Minnesota, and Iowa) who are now beholden to UP and BNSF routes with new single-line rail options to reach destination markets in the South Central United States and Mexico. A CN/KCS transaction would not bring these benefits.

Similarly, a CP/KCS transaction diminishes the pressure for downstream consolidation by preserving the basic six-railroad structure of the North American rail network: two in the West, two in the East, and two in Canada, each with access to the U.S. Gulf Coast. By contrast, a CN/KCS transaction would fundamentally disrupt this balance.

Because of the far more serious public interest concerns posed by CN’s proposed acquisition of KCS, CN’s suggestion that its proposal should be subject to the same regulatory treatment as the CP/KCS transaction is incorrect. Whereas a Canadian Pacific transaction raises none of the issues that motivated the new merger rules in 2001, the CN proposal raises all of them, especially competitive and downstream consolidation concerns.

Canadian Pacific will in due course be addressing the need to apply the 2001 rules to CN’s proposal, should CN’s proposal progress that far. But there is no doubt that the best option for Kansas City Southern and the U.S. public interest would be consummation of Canadian Pacific’s proposed acquisition (following Board review), and not an acquisition of KCS by CN or private equity investors. The Board’s regulatory treatment of these potential alternative paths should reflect their very different public interest consequences: (1) a simple and straightforward, and strongly procompetitive CP/KCS proposal, as against (2) a massively more complex and anticompetitive CN proposal or (3) the acquisition of KCS by private equity investors, with the loss of the new competition CP/KCS would achieve and uncertain consequences for KCS’s balance sheet and its independent future.

Accordingly, Canadian Pacific urges the Board to promptly confirm that consideration of the uniquely straightforward and beneficial CP/KCS transaction may proceed under the pre-2001 rules and that Canadian Pacific’s voting trust proposal requires no further Board approval.

Canadian Pacific Applicants appreciate the Board’s attention to this matter.

Respectfully submitted,

David L. Meyer

Attorney for Canadian Pacific Railway Limited

FORWARD-LOOKING STATEMENTS AND INFORMATION

This news release includes certain forward looking statements and forward looking information (collectively, FLI) to provide CP and KCS shareholders and potential investors with information about CP, KCS and their respective subsidiaries and affiliates, including each company’s management’s respective assessment of CP, KCS and their respective subsidiaries’ future plans and operations, which FLI may not be appropriate for other purposes. FLI is typically identified by words such as “anticipate”, “expect”, “project”, “estimate”, “forecast”, “plan”, “intend”, “target”, “believe”, “likely” and similar words suggesting future outcomes or statements regarding an outlook. All statements other than statements of historical fact may be FLI.

Although we believe that the FLI is reasonable based on the information available today and processes used to prepare it, such statements are not guarantees of future performance and you are cautioned against placing undue reliance on FLI. By its nature, FLI involves a variety of assumptions, which are based upon factors that may be difficult to predict and that may involve known and unknown risks and uncertainties and other factors which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by these FLI, including, but not limited to, the following: the timing and completion of the transaction, including receipt of regulatory and shareholder approvals and the satisfaction of other conditions precedent; interloper risk; the realization of anticipated benefits and synergies of the transaction and the timing thereof; the success of integration plans; the focus of management time and attention on the transaction and other disruptions arising from the transaction; estimated future dividends; financial strength and flexibility; debt and equity market conditions, including the ability to access capital markets on favourable terms or at all; cost of debt and equity capital; the previously announced proposed share split of CP’s issued and outstanding common shares and whether it will receive the requisite shareholder and regulatory approvals; potential changes in the CP share price which may negatively impact the value of consideration offered to KCS shareholders; the ability of management of CP, its subsidiaries and affiliates to execute key priorities, including those in connection with the transaction; general Canadian, U.S., Mexican and global social, economic, political, credit and business conditions; risks associated with agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures, including competition from other rail carriers, trucking companies and maritime shippers in Canada, the U.S. and Mexico; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped; inflation; geopolitical instability; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; disruption in fuel supplies; uncertainties of investigations, proceedings or other types of claims and litigation; compliance with environmental regulations; labour disputes; changes in labour costs and labour difficulties; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; exchange rates; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; the effects of current and future multinational trade agreements on the level of trade among Canada, the U.S. and Mexico; climate change and the market and regulatory responses to climate change; anticipated in-service dates; success of hedging activities; operational performance and reliability; customer, shareholder, regulatory and other stakeholder approvals and support; regulatory and legislative decisions and actions; the adverse impact of any termination or revocation by the Mexican government of Kansas City Southern de Mexico, S.A. de C.V.’s Concession; public opinion; various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; acts of terrorism, war or other acts of violence or crime or risk of such activities; insurance coverage limitations; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; and the pandemic created by the outbreak of COVID-19 and resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains.

We caution that the foregoing list of factors is not exhaustive and is made as of the date hereof. Additional information about these and other assumptions, risks and uncertainties can be found in reports and filings by CP and KCS with Canadian and U.S. securities regulators, including any proxy statement, prospectus, material change report, management information circular or registration statement to be filed in connection with the transaction. Due to the interdependencies and correlation of these factors, as well as other factors, the impact of any one assumption, risk or uncertainty on FLI cannot be determined with certainty.

Except to the extent required by law, we assume no obligation to publicly update or revise any FLI, whether as a result of new information, future events or otherwise. All FLI in this news release is expressly qualified in its entirety by these cautionary statements.

ABOUT CANADIAN PACIFIC

Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit www.cpr.ca to see the rail advantages of CP. CP-IR

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

CP will file with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form F-4, which will include a proxy statement of KCS that also constitutes a prospectus of CP, and any other documents in connection with the transaction. The definitive proxy statement/prospectus will be sent to the shareholders of KCS. CP will also file a management proxy circular in connection with the transaction with applicable securities regulators in Canada and the management proxy circular will be sent to CP shareholders. INVESTORS AND SHAREHOLDERS OF KCS AND CP ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND MANAGEMENT PROXY CIRCULAR, AS APPLICABLE, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC OR APPLICABLE SECURITIES REGULATORS IN CANADA IN CONNECTION WITH THE TRANSACTION WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KCS, CP, THE TRANSACTION AND RELATED MATTERS. The registration statement and proxy statement/prospectus and other documents filed by CP and KCS with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the registration statement, proxy statement/prospectus, management proxy circular and other documents which will be filed with the SEC and applicable securities regulators in Canada by CP online at investor.cpr.ca and www.sedar.com, upon written request delivered to CP at 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9, Attention: Office of the Corporate Secretary, or by calling CP at 1-403-319-7000, and will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by KCS online at www.investors.kcsouthern.com, upon written request delivered to KCS at 427 West 12th Street, Kansas City, Missouri 64105, Attention: Corporate Secretary, or by calling KCS’s Corporate Secretary’s Office by telephone at 1-888-800-3690 or by email at corpsec@kcsouthern.com.

You may also read and copy any reports, statements and other information filed by KCS and CP with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 or visit the SEC’s website for further information on its public reference room. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION OF PROXIES

This communication is not a solicitation of proxies in connection with the transaction. However, under SEC rules, CP, KCS, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the transaction. Information about CP’s directors and executive officers may be found in its 2021 Management Proxy Circular, dated March 10, 2021, as well as its 2020 Annual Report on Form 10-K filed with the SEC and applicable securities regulators in Canada on February 18, 2021, available on its website at investor.cpr.ca and at www.sedar.com and www.sec.gov. Information about KCS’s directors and executive officers may be found on its website at www.kcsouthern.com and in its 2020 Annual Report on Form 10-K filed with the SEC on January 29, 2021, available at www.investors.kcsouthern.com and www.sec.gov. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement/prospectus and management proxy circular and other relevant materials filed with the SEC and applicable securities regulators in Canada when they become available.

Contacts:

Media

Alert_MediaRelations@cpr.ca

Investment Community

Chris De Bruyn

Tel: 403-319-3591

investor@cpr.ca

[1]

Canadian Pacific Applicants are Canadian Pacific Railway Limited, Canadian Pacific Railway Company, and their U.S. rail carrier subsidiaries Soo Line Railroad Company, Central Maine & Quebec Railway US Inc., Dakota, Minnesota & Eastern Railroad Corporation, and Delaware and Hudson Railway Company, Inc. (collectively “Canadian Pacific” or “CP”).

[2]

Canadian National Ry., Grand Trunk Corp., & Grand Trunk Western R.R. – Control – Illinois Central Corp., Illinois Central R.R., Chicago, Central & Pacific R.R., & Cedar River R.R., Finance Docket No. 33556 (Decision No. 37, STB served May 25, 1999) at 27.